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GREAT LAKES Chemical Corporation
NEWS

CONTACTS:
Crompton			Great Lakes
Investors: Media:	William Kuser Mary Ann Dunnell Debra Durbin	(203) 573-2213 (203) 573-3034 (203) 573-3005	Investors: Media:	Paul Britton Wendy Chance	(317) 715-3027 (317) 715-3027

CROMPTON CORPORATION & GREAT LAKES CHEMICAL CORPORATION
ANNOUNCE NEW COMPANY NAME, EFFECTIVE WHEN MERGER IS COMPLETE

Middlebury, CT and Indianapolis, IN, May 9, 2005 - Crompton Corporation (NYSE: CK) and Great Lakes Chemical Corporation (NYSE: GLK) announced today that once their merger is complete, the new company will be known as "Chemtura" (pronounced chem-CHOOR-a) Corporation.

"Selecting a new name is an important milestone in the process of forming our new company," said Crompton Chairman and CEO Robert L. Wood, who will serve in the same capacity for Chemtura. "We selected the name 'Chemtura' to represent the chemical company of the future, an organization whose vision is to become the world's best specialty chemicals company.

"Our new name will reflect that our merger has created a new company," said Wood. "We will not be Crompton. We will not be Great Lakes. We will be the Chemtura team, focused on the future."

To develop a new name, Crompton and Great Lakes employed Siegel & Gale, a New York City firm that specializes in brand strategy and identity. The firm's process included conducting extensive interviews with business heads, financial analysts, customers and groups of employees of both companies. The firm suggested several names, and a committee made up of Crompton and Great Lakes senior leaders and communications personnel selected "Chemtura."

"I am very excited about having a new name," Wood said. "It will give the combined company a fresh start and the opportunity to build a world-class organization that will continue to learn and evolve and that, as a team, is focused on one goal: to be the best."

As a Delaware corporation, Crompton must abide with the Delaware law requirement that changes to its certificate of incorporation, including a name change, must be approved by a majority of shareholders entitled to vote. Crompton shareholders will vote on whether or not to approve the Chemtura name at the same time that shareholders of both companies vote on the merger. The merger is expected to close by mid-year.

About Crompton

Crompton Corporation, with 2004 sales of $2.5 billion, is a producer and marketer of specialty chemicals and polymer products. Additional information concerning Crompton Corporation is available at www.cromptoncorp.com.

About Great Lakes

Great Lakes Chemical Corporation is the world's leading producer of certain specialty chemicals for such applications as water treatment, household cleaners, flame retardants, polymer stabilizers, fire suppressants, and performance products. The stock of the company is traded on the New York Stock Exchange. Additional information concerning Great Lakes Chemical Corporation is available at www.greatlakes.com.

Forward-Looking Statements
Crompton and Great Lakes caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking information includes, but is not limited to, statements about the benefits of the business combination of Crompton and Great Lakes, including future financial and operating results, the combined companies' plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those included in the forward-looking information: the risk that the businesses will not be integrated successfully; the risk that the cost savings and other synergies from the transaction may not be fully realized or take longer to realize than anticipated; the inability to achieve cash flow synergies; disruption from the transaction that makes it more difficult to maintain relationships with employees, customers or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; the ability to obtain regulatory approval of the transaction on the proposed terms and schedule; and the failure of the stockholders of either Crompton or Great Lakes to approve the transaction.

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